                                 EXHIBIT 10.5


                                NOTE AGREEMENT

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                           NRG ENERGY CENTER, INC.



           $84,000,000 7.31% SENIOR SECURED NOTES DUE JUNE 15, 2013


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                                NOTE AGREEMENT
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                            DATED AUGUST 20, 1993





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
                              TABLE OF CONTENTS

1.  Authorization of Issue of Notes                                          1

2.  Purchase and Sale of Notes                                               1

3.  Conditions of Closing                                                    1
    3A. Opinion of Purchasers' Special Counsel                               1
    3B. Opinion of Company's Counsel                                         1
    3C. Representations and Warranties; No Default                           2
    3D. Purchase of Assets                                                   2
    3E. Management Agreement                                                 2
    3F. Security                                                             2
    3G. Capitalization                                                       2
    3H. Reports of Consultants                                               2
    3I. Title Insurance                                                      2
    3J. Other Insurance                                                      2
    3K. Estoppel Certificates                                                2
    3L. Purchase Permitted By Applicable Laws                                3
    3M. Lien Searches                                                        3
    3N. Proceedings                                                          3
    3O. Sale of Notes to Other Purchasers                                    3
    3P. Credit Facility                                                      3
    3Q. Structuring Fee                                                      3
    3R. Existing Indebtedness                                                3

4.  Prepayments                                                              3
    4A. Required Prepayments                                                 3
    4B. Prepayment Under Paragraph 5                                         3
    4C. Prepayment At the Company's Option With Yield-Maintenance Amount     4
    4D. Notice of Optional Prepayment                                        4
    4E. Partial Payments Pro Rata                                            4
    4F. Retirement of Notes                                                  4

5.  Affirmative Covenants                                                    4
    5A. Financial Statements                                                 4
    5B. Information Required by Rule 144A                                    5
    5C. Inspection of Property                                               5
    5D. Agreement Assuming Liability on Notes                                6
    5E. Maintenance of Insurance                                             6
    5F. Payment if Control Changes                                           6
    5G. Rights Under Purchase Documents                                      6
    5H. Notice of Defaults and Violations                                    6
        5H(l). Defaults                                                      6
        5H(2). Violations                                                    6
    5I. Maintenance of Licenses, Permits and Registrations                   7
    5J. Post-Closing Action Regarding Licenses, Etc. and Environmental
          Matters                                                            7

6.  Negative Covenants                                                       7
    6A. Fees Limitation                                                      7
    6B. Lien, Debt and Other Restrictions                                    7

                                       i

        6B(1). Liens                                                         7
        6B(2). Debt                                                          7
        6B(3). Loans, Advances, Investments and Contingent Liabilities       8
        6B(4). Merger and Sale of Assets                                     8
        6B(5). Lease Rentals                                                 8
        6B(6). Sale or Discount of Receivables                               9
        6B(7). Certain Contracts                                             9
        6B(8). Sale and Lease-Back                                           9
        6B(9). Transactions With Affiliates                                  9
    6C. Amendment of Management Agreement                                    9
    6D. Maintenance of Present Business                                      9

7.  Events of Default                                                        9
    7A. Acceleration                                                         9
    7B. Rescission of Acceleration                                          11
    7C. Notice of Acceleration or Rescission                                12
    7D. Other Remedies                                                      12

8.  Representations, Covenants and Warranties                               12
    8A. Organization                                                        12
    8B. Financial Statements                                                13
        8B(1). Financial Statements of ECPLP                                13
        8B(2). Pro Forma Financial Statements of the Company                13
    8C. Actions Pending                                                     13
    8D. Outstanding Debt                                                    13
    8E. Title to Properties                                                 13
    8F. Taxes                                                               13
    8G. Conflicting Agreements and Other Matters                            13
    8H. Offering of Notes                                                   14
    8I. Use of Proceeds                                                     14
    8J. ERISA                                                               14
    8K. Governmental Consent                                                14
    8L. Utility Status                                                      15
    8M. Investment Company Status                                           15
    8N. Licenses, Permits and Registrations                                 15
    8O. Purchase Agreement Representations                                  15
    8P. Sufficiency and Condition of Acquired Assets                        15
    8Q. No Defaults                                                         15
    8R. Assignability of Permits                                            16
    8S. Environmental Matters; Wells                                        16
    8T. Disclosure                                                          16

9.  Representations of Each Purchaser                                       16
    9A. Nature of Purchase                                                  16
    9B. Source of Funds                                                     16

10. Definitions                                                             17
    10A. Yield-Maintenance Terms                                            17
    10B. Other Terms                                                        17
    10C. Accounting Principles, Terms and Determinations                    22

                                       ii


11. Miscellaneous                                                           22
    11A. Note Payments                                                      22
    11B. Expenses                                                           22
    11C. Consent to Amendments                                              23
    11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes     23
    11E. Persons Deemed Owners; Participations                              24
    11F. Survival of Representations and Warranties; Entire Agreement       24
    11G. Successors and Assigns                                             24
    11H. Disclosure to Other Persons                                        24
    11I. Notices                                                            24
    11J. Payments Due on Non-Business Days                                  25
    11K. Satisfaction Requirement                                           25
    11L. Governing Law                                                      25
    11M. Severability                                                       25
    11N. Descriptive Headings                                               25
    11O. Counterparts                                                       25
    11P. Severalty of Obligations                                           25
    11Q. Relationship Among Holders                                         25

                              PURCHASER SCHEDULE
                            AMORTIZATION SCHEDULE

EXHIBITS
--------

EXHIBIT A        --  FORM OF NOTE

EXHIBIT B-1      --  FORM OF OPINION--BRIGGS AND MORGAN

EXHIBIT B-2      --  FORM OF OPINION--JOSEPH D. BIZZANO, JR.

EXHIBIT C        --  FORM OF MORTGAGE

EXHIBIT D        --  FORM OF COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT,
                     WITH ACKNOWLEDGMENT AND AGREEMENT

EXHIBIT E        --  TITLE INSURANCE COMMITMENT

EXHIBIT F        --  DISCLOSURE SCHEDULE

                           NRG ENERGY CENTER, INC.
                        1221 NICOLLET MALL, SUITE 700
                      MINNEAPOLIS, MINNESOTA 55403-2445

                                                               AUGUST 20, 1993

To Each of the Purchasers Named in the
 Purchaser Schedule Attached Hereto

Ladies and Gentlemen:

   The undersigned, NRG Energy Center, Inc. (herein called the "Company"), hereby agrees with the purchasers named in the Purchaser Schedule attached hereto (herein called the "Purchasers") as follows:

   1. AUTHORIZATION OF ISSUE OF NOTES. The Company will authorize the issue of its senior secured promissory notes in the aggregate principal amount of $84,000,000 to be dated the date of issue thereof, to mature June 15, 2013, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 7.31% per annum and on overdue payments at the rate specified therein, and to be substantially in the form of Exhibit A hereto. The term "Notes" as used herein shall include each such senior secured promissory note delivered pursuant to any provision of this Agreement and each such senior secured promissory note delivered in substitution or exchange for any other Note pursuant to any such provision.

   2. PURCHASE AND SALE OF NOTES. The Company hereby agrees to sell to each Purchaser and, subject to the terms and conditions herein set forth, each Purchaser agrees to purchase from the Company the aggregate principal amount of Notes set forth opposite such Purchaser's name in the Purchaser Schedule attached hereto at 100% of such aggregate principal amount. The Company will deliver to each Purchaser, at the offices of Faegre & Benson at 2200 Norwest Center, 90 South Seventh Street, Minneapolis, Minnesota 55402-3901, one or more Notes registered in the name of such Purchaser, or, at such Purchaser's Option, in the name of its nominee, evidencing the aggregate principal amount of Notes to be purchased by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in the Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #6355002280 at Norwest Bank Minnesota, National Association, Norwest Center, 6th and Marquette, Minneapolis, Minnesota 55479-0069, ABA #091-000-019 on the date of closing, which shall be the date hereof, or any other date on or before August 31, 1993 upon which the Company and the Purchasers may mutually agree (herein called the "closing" or the "date of closing").

   3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for the Notes to be purchased by such Purchaser hereunder is subject to the satisfaction, on or before the date of closing, of the following conditions:

   3A.   OPINION OF PURCHASERS' SPECIAL COUNSEL. Such Purchaser shall have received from Faegre & Benson, who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

   3B.   OPINION OF COMPANY'S COUNSEL. Such Purchaser shall have received (i)
from Briggs and Morgan, special counsel for the Company, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B-1 attached hereto, and (ii) from Joseph D. Bizzano, Jr., General Counsel to the Company and counsel to Manager, a favorable opinion satisfactory to such Purchaser and substantially in the form of Exhibit B-2 attached hereto. The Company hereby directs each such counsel to deliver its respective opinion, agrees that the issuance and sale of the Notes will constitute a reconfirmation of such direction, and understands and agrees that the Purchasers will and are hereby authorized to rely on each such opinion.

   3C.   REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the date of closing; there shall exist on the date of closing no Event of Default or Default; the Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of closing, to both such effects; and there shall have been no material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project since December 31, 1992.

   3D.   PURCHASE OF ASSETS. Concurrently with or prior to the purchase of the Notes to be purchased by such Purchaser, the Company shall have acquired the Project from ECPLP pursuant to the terms and conditions of the Master Purchase Agreement, a copy of which has been delivered to such Purchaser. All counsel rendering opinions to the Company pursuant to the Master Purchase Agreement shall have named such Purchaser as an additional addressee of such opinions or shall have otherwise consented to reliance thereon by such Purchaser.

   3E.   MANAGEMENT AGREEMENT. Concurrently with or prior to the purchase of the Notes to be purchased by such Purchaser, the Company shall have entered into a management agreement (the "Management Agreement") with Manager in form and substance acceptable to such Purchaser.

   3F.   SECURITY.

     (i) The Company shall have executed and delivered to the Collateral Agent, as security for the Notes, a Combination Mortgage, Security Agreement and Fixture Financing Statement substantially in the form of Exhibit C hereto attached (as from time to time amended, the "Mortgage").

     (ii) The Purchasers, Prudential and the Collateral Agent shall have executed and delivered a Collateral Agency and Intercreditor Agreement (as from time to time amended to add additional parties thereto and as otherwise amended from time to time, the "Collateral Agency Agreement"), and the Company shall have executed and delivered an Acknowledgment and Agreement to be appended thereto (the "Acknowledgment"), all substantially in the form of Exhibit D hereto attached.

   3G.   CAPITALIZATION. The capital structure of the Company shall be acceptable to such Purchaser. Without limiting the generality of the foregoing, the Company shall have (i) received on or prior to the date of closing cash contributions to its capital in an aggregate amount not less than the greater of (1) $20,000,000, or (2) an amount equal to 20% of Total Capitalization, and (ii) delivered to such Purchaser an Officer's Certificate, dated the date of closing, to such effect.

   3H.   REPORTS OF CONSULTANTS. The Company shall have received a report or reports in form and substance satisfactory to such Purchaser from (i) the Engineer, as to matters described in The Scope of Services Agreement for Engineering Services appended to the letter agreement dated March 15, 1993 by the Engineer in favor of NRG and such other matters as the Engineer shall have been engaged to address, and (ii) Twin City, as to certain storage tank matters. Each of the Consultants shall have named such Purchaser as an additional addressee of such reports or shall have otherwise consented to reliance thereon by such Purchaser.

   31. TITLE INSURANCE. The Collateral Agent shall have received from Commonwealth a policy of mortgagee's title insurance in an amount not less than $89,000,000, which insurance (i) shall designate the Collateral Agent as insured, (li) shall be substantially in conformity with Exhibit E (the "Title Insurance Commitment") and (iii) shall be underwritten with reinsurance in a manner and to an extent satisfactory to such Purchaser.

   3J.    OTHER INSURANCE. Such Purchaser shall have been provided with certificates and such other evidence as such Purchaser may reasonably request indicating that the Company is in compliance with the requirements of paragraph 5E, including without limitation the insurance consultant's certificate required pursuant to paragraph 9 of the Mortgage.

   3K.   ESTOPPEL CERTIFICATES. The Company shall have obtained estoppel certificates in form and substance satisfactory to such Purchaser with respect to (i) any of the existing Service Contracts as to which such Purchaser may require such an estoppel certificate, (ii) the building lease covering the Soo Line facility, (iii) the ground lease covering the Convention Center facility, (iv) the air rights lease covering the Target Arena facility, and (v) the agreement covering the Baker Plant. The estoppel certificates referred to in the foregoing clauses (li) through and including (v) shall contain an express consent to the collateral assignment thereof contained in the Mortgage, and the estoppel certificate referred to in the foregoing clause (ii) shall contain the consent of the lessor's mortgagee.

   3L.   PURCHASE PERMITTED BY APPLICABLE LAWS. The purchase of and payment for the Notes to be purchased by such Purchaser on the date of closing on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Company) shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject such Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as it may request to establish compliance with this condition.

   3M.   LIEN SEARCHES. Such Purchaser shall have received such Uniform
Commercial Code, tax lien, judgment and bankruptcy searches and real estate title reports against the Company and ECPLP as such Purchaser may request, certified by reporting services satisfactory to such Purchaser, and disclosing no security interests, liens or other encumbrances other than those permitted under paragraph 6B(l).

   3N. PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and by the Master Purchase Agreement and all documents incident thereto shall be satisfactory in substance and form to such Purchaser, and such Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

   3O.   SALE OF NOTES TO OTHER PURCHASERS. The Company shall concurrently sell to the other Purchasers the Notes to be purchased by them at the closing and shall concurrently receive payment in full therefor.

   3P.   CREDIT FACILITY. Concurrently with or prior to the purchase of the
Notes to be purchased by such Purchaser, the Company shall have entered into a Master Shelf and Revolving Credit Agreement (as from time to time amended, the "Credit Agreement") with Prudential in form and substance acceptable to such Purchaser.

   3Q.   STRUCTURING FEE. The Company shall have paid to Prudential the amount of $150,000 as and for a non-refundable structuring fee for the transactions contemplated by this Agreement.

   3R.   EXISTING INDEBTEDNESS. The Indebtedness of ECPLP evidenced by promissory notes issued pursuant to the Existing Loan Agreements shall have been paid in whole in accordance with the terms of the Existing Loan Agreements or on other terms acceptable to the holders of such notes.

   4. PREPAYMENTS. The Notes shall be subject to prepayment with respect to the required prepayments specified in paragraph 4A and also under any one or more of the circumstances referred to in paragraphs 4B and 4C.

   4A.   REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the
Company shall apply to the principal prepayment of the Notes, without premium, on each of the dates in each of the years set forth in the Amortization Schedule attached hereto, the sum computed in accordance with the Amortization Schedule, and such principal amounts of the Notes, together with accrued interest thereon to the prepayment dates, shall become due on such prepayment dates.

   4B.   PREPAYMENT UNDER PARAGRAPH 5 OR THE MORTGAGE. The Notes shall be subject to prepayment (i) in whole as provided in paragraph 5F hereof, and
(ii) in whole or in part as provided in the Mortgage. In the event pursuant to the Mortgage proceeds from any insurance policy or taking or condemnation awards with respect to the Mortgaged Property (as defined in the Mortgage) shall be distributed to the holders of the Notes as a prepayment of the Notes, the Company shall pay interest on each Note on the amount so distributed with respect to such Note to the date of such distribution, together with the Yield-Maintenance Amount, if any, with respect to each Note. Any such distribution constituting a partial prepayment of the Notes shall be applied in proportion to the respective unpaid principal amounts thereof in satisfaction of required payments of principal in inverse order of their scheduled due dates.

   4C.   PREPAYMENT AT THE COMPANY'S OPTION. With Yield-Maintenance Amount.
The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $500,000, and in the minimum amount of $1,000,000 per prepayment), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield Maintenance Amount, if any, with respect to each Note. Any partial prepayment of the Notes pursuant to this paragraph 4C shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

   4D.   NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note irrevocable written notice of any prepayment pursuant to paragraph 4C not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4C. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, with respect thereto, shall become due and payable on such prepayment date. The Company shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4C, give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient of such notices in the Purchaser Schedule attached hereto or by notice in writing to the Company.

   4E.   PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes pursuant to paragraph 4A, 4B or 4C, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4E only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraph 4A, 4B or 4C) in proportion to the respective outstanding principal amounts thereof.

   4F.    RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A, 4B or 4C or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4E.

   5.     AFFIRMATIVE COVENANTS.

   5A.   FINANCIAL STATEMENTS. The Company covenants that it will deliver to each Significant Holder in triplicate:

     (i) as soon as practicable and in any event within 45 days after the end of each quarterly period in each fiscal year (including the fourth quarterly period), statements of income, stockholders' equity and cash flows of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Company at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments and, in the case of the fourth quarterly period only, a detailed financial budget for, at minimum, the then current fiscal year;

     (ii) as soon as practicable and in any event within 120 days after the end of each fiscal year, statements of income and cash flows and a statement of stockholders ' equity of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Company whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s);

     (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

     (iv) promptly upon receipt thereof, a copy of each other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company; and

     (v) with reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each Significant Holder (A) a copy of each Service Contract or renewal thereof entered into by the Company during the quarterly period to which such financial statements relate, and (B) an Officer's Certificate identifying each Service Contract which terminated and was not renewed during such quarterly period. Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6B(2) 6B(5) and stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder (A) a schedule of Service Contracts in force as of the end of the fiscal year to which such financial statements relate (which schedule shall specify the termination date of each such Service Contract and the actual demand for and consumption of services pursuant to each such Service Contract during such fiscal year in terms of aggregate amounts paid by the customer therefor and aggregate volume per customer), and (B) a certificate of the accountants reporting on such financial statements stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that immediately after any Responsible Officer obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

   5B.   INFORMATION REQUIRED BY RULE 144A. The Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. For the purpose of this paragraph 5B, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

   5C.   INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company, to examine the corporate books and financial records of the Company and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the Company with the principal officers of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request, it being understood that such Significant Holder shall direct such Person to use its best efforts to hold in confidence and not disclose any Confidential Information except to such Significant Holder or to any party to which such Significant Holder would be permitted to disclose such Confidential Information pursuant to paragraph 11H.

   5D.   AGREEMENT ASSUMING LIABILITY ON NOTES. The Company covenants that, if at any time any Person should become liable (as co-obligor, endorser, guarantor or surety) on any other obligation of the Company for borrowed money, the Company will, at the same time, cause such Person to deliver to each holder of Notes an agreement pursuant to which such Person becomes similarly liable on the Notes.

   5E.   MAINTENANCE OF INSURANCE. The Company covenants that it will maintain the insurance required to be maintained pursuant to the Mortgage, and together with each delivery of financial statements under clause (ii) of paragraph 5A, it will, upon the request of any Significant Holder, deliver to each Significant Holder an Officer's Certificate specifying the details of such insurance in effect.

   5F.    PAYMENT IF CONTROL CHANGES. The Company covenants that, in the event that at any time (i) NRG shall directly own less than a Controlling Interest in the Company or the Manager, and as a result thereof the Company or the Manager shall become subject to regulation under the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or otherwise as a public utility under federal law or the law of the State of Minnesota, or (ii) NSP shall own, directly or indirectly, less than a Controlling Interest in NRG, the Company or the Manager, then in either case the Company will promptly give to each holder of a Note written notice thereof and will, upon the demand of the Required Holder(s) in writing given to the Company within 30 days after such notice, prepay the Notes in whole together with interest accrued thereon to the prepayment date, and together with the Yield-Maintenance Amount, if any, with respect to the Notes, on the date specified in such demand, which shall be not less than 30 days after such demand.

   5G.   RIGHTS UNDER PURCHASE DOCUMENTS. The Company covenants that it will enforce all material rights under the Purchase Documents, including but not limited to its indemnification rights.

   5H.   NOTICE OF DEFAULTS AND VIOLATIONS. The Company covenants that it will give each holder of a Note written notice within seven (7) Business Days of:

   5H(1). DEFAULTS. Receipt by the Company of (i) oral or written notice of breach or default by the Company or Manager under the Management Agreement,
(ii) written notice of default by the Company under any agreement for the sale of steam, hot water and/or chilled water produced by the Project, whether now existing or entered into after the date hereof (such agreements being referred to herein as "Service Contracts"), including without limitation the Service Agreements (as defined in the Personal Property Agreement), (iii) written notice of material default by the Company under, or termination or revocation of any easements, permits, supply contracts, leases or similar agreements comprising part of or benefitting the Project, whether now existing or created after the date hereof, including without limitation the Easements (as referred to in the Real Property Agreement), the Environmental Permits, the Encroachment Permits, the Miscellaneous Permits, the Supply Contracts and the Leases (each such capitalized term as defined in the Personal Property Agreement), including the building lease covering the Soo Line facility, the ground lease covering the Convention Center facility, the air rights lease covering the Target Arena facility, and the agreement covering the Baker Plant.

   5H(2). VIOLATIONS. Receipt by the Company of oral or written notice of any material violation by the Company or Manager, in connection with the ownership, operation and maintenance of the Project, of (i) the terms or conditions of any license, permit or registration required by federal, state or local laws for the ownership, operation and maintenance of the Project, or
(ii) any Environmental Laws.

   5I.    MAINTENANCE OF LICENSES, PERMITS AND REGISTRATIONS. The Company
covenants that it will take, and will require Manager to take all action to maintain all licenses, permits and registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project.

   5J.    POST-CLOSING ACTION REGARDING LICENSES, ETC. AND ENVIRONMENTAL
MATTERS. With respect to any license, permit, exemption or registration in respect of which further action is appropriate after the closing (as reflected in paragraph 8N), the Company covenants that it will use its best efforts to accomplish such action as promptly as practicable following the closing. With respect to any environmental matter in respect of which remedial or other action is required (as reflected in paragraph 8S), the Company covenants that it will use its best efforts to accomplish such action as promptly as practicable following the closing.

   6.    NEGATIVE COVENANTS.

   6A.   FEES LIMITATION. The Company covenants (i) that the Management Fee shall be the sole compensation payable by the Company to Manager for the services rendered by Manager pursuant to the Management Agreement, and (ii) that the Management Fee shall not be paid except out of Operating income remaining after payment of (A) accrued interest on the Notes and the other Debt permitted by paragraph 6B(2), and (B) prepayment of principal of the Notes pursuant to paragraph 4A and required prepayment of principal of the other Debt permitted by paragraph 6B(2). Nothing herein contained shall prohibit the payment of such fees during the course of the year pending the determination of Operating Income, subject to the repayment obligations of Manager contained in the Management Agreement.

   6B.    LIEN, DEBT AND OTHER RESTRICTIONS. The Company covenants that it will not

   6B(1). LIENS. Create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

     (i) Liens under the Mortgage in the favor of the Collateral Agent, which Liens shall secure equally and ratably the Notes and the Debt permitted by the provisions of clauses (ii) and (iii) of paragraph 6B(2);

     (ii) existing Liens which were not incurred in connection with the borrowing of money or the obtaining of advances of credit and which are listed in Schedule B to the Title Insurance Commitment or in Exhibit B to the Mortgage;

     (iii) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings; and

     (iv) other Liens incidental to the conduct of its business or the ownership of its property and assets which were not or are not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

   6B(2). DEBT. Create, incur, assume or suffer to exist any Funded Debt or Current Debt, except:

     (i) Funded Debt represented by the Notes;

     (ii) additional Funded Debt, including without limitation Funded Debt represented by Shelf Notes, provided that the Company shall not create, incur or assume any such Funded Debt unless (A) as of the end of the fiscal quarter most recently completed at the time such Funded Debt is proposed to be created, incurred or assumed, and as of the end of each of the eleven consecutive fiscal quarters completed immediately prior thereto, Operating Income Available for Debt Expense for the immediately preceding twelve-month period shall have been not less than 125% of Debt Expense for such twelve-month period, (B) upon giving effect thereto and the application of the proceeds thereof, on a pro forma projected basis (such projections to fairly present the Company's proposed business plans and the Company's good faith estimate as to matters projected therein based on reasonable business assumptions, and to be reasonably based on such assumptions and the best information available to the officers of the Company) as of the end of each fiscal year thereafter ending through and including the fiscal year ending December 31, 2013, Operating

    Income Available for Debt Expense for the immediately preceding twelve-month period shall be projected to be not less than 135% of Debt Expense for such twelve-month period, (C) the proceeds of such Funded Debt shall be used exclusively to acquire assets which will constitute part of the Project and the amount of such Funded Debt shall not exceed 80% of the lesser of the cost or the fair value of the assets to be acquired with the proceeds thereof, such fair value to be reasonably established by the board of directors of the Company, (D) the terms of such Funded Debt shall
    (1) with respect to Funded Debt other than Funded Debt represented by Shelf Notes, include a maturity date which shall be on or after June 15, 2013, (2) require payment in equal quarterly installments of principal and interest from incurrence through maturity (i.e., quarterly mortgage-style amortization) and (3) not be amended after issuance with respect to interest rate or payment terms without the consent of the Required Holder(s), and (E) in accordance with the provisions of the Collateral Agency Agreement, such Funded Debt shall become subject thereto and secured by Liens under the Mortgage in favor of the Collateral Agent and any holder of such Funded Debt not already a party thereto shall become a party thereto; and

     (iii) Current Debt not in excess of an aggregate principal amount of $5,000,000 at any time outstanding and evidenced by Revolving Notes (the "Revolving Notes") issued pursuant to the Credit Agreement, provided that the Company shall be free of all such Current Debt for a period of 60 consecutive days in each calendar year commencing with the calendar year ending December 31, 1994.

   6B(3). LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person (including any corporation proposed to be acquired or created as a Subsidiary), except that the Company may

     (i) own, purchase or acquire (x) prime taxable and tax-exempt commercial paper rated "P-1" or better by Moody's Investors Service, Inc. or "A-1" or better by Standard & Poor Corporation and certificates of deposit in United States commercial banks having capital resources in excess of $250,000,000 and (y) obligations of the United States Government or any agency thereof in each case due within one year from the date of purchase;

     (ii) own, purchase or acquire shares of mutual funds that invest exclusively in commercial paper, certificates of deposit and obligations of the type described in the foregoing clause (i) or other readily marketed corporate debt due within one year from the date of purchase, provided such investments are rated "Aa3" or better by Moody's Investors Service, Inc. or "AA-" or better by Standard & Poor Corporation;

     (iii) endorse negotiable instruments for collection in the ordinary course of business;

     (iv) make or permit to remain outstanding travel and other like advances to officers and employees in the ordinary course of business; and

     (v) make or permit to remain outstanding loans or advances to, or own, purchase or acquire stock, obligations or securities of, any other Person (other than any corporation or other Person proposed to be acquired or created as a Subsidiary, it being understood that the acquisition or creation of any such Subsidiary by the Company is expressly prohibited hereby), provided that the aggregate principal amount of such loans and advances, plus the aggregate amount of the investment (at original cost) in such stock. obligations and securities, shall not exceed $2;500,000 at any time outstanding.

   6B(4). MERGER AND SALE OF ASSETS. Merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part (i.e., assets which individually or taken as a whole (i) are an integral part of the Project, (ii) constitute more than 10% of the assets of the Company, or (iii) have contributed more than 10% of Operating Income of the Company or ECPLP for any of the three fiscal years then most recently ended) of its assets to any Person.

   6B(5). LEASE RENTALS. Enter into, or permit to remain in effect, any agreements to rent or lease (as lessee) any real or personal property, for initial terms (including options to renew or extend any term, whether or not exercised) of more than one year providing for payments by the Company to lessors during any period of 12 consecutive calendar months in excess of the following aggregate amounts per annum:

     (i) through and including December 31, 1993, $500,000 (the initial "Rent Limit"); and

     (ii) thereafter, and through and including December 31, of each year thereafter, an amount equal to the product of the Rent Limit for the immediately preceding twelve-month period multiplied by a fraction, the numerator of which shall be the CPI for the last month of such immediately preceding twelve-month period and the denominator of which shall be the CPI for the month immediately preceding such twelve-month period.

   63(6). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

   6B(7). CERTAIN CONTRACTS. Enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies or other property or services is ever made or tendered, except that the Company may enter into "take or pay" contracts with Persons not affiliated with the Company for the purchase of oil or natural gas to be consumed in the operation of the Project, provided that (i) no such contract has a term exceeding five years and (ii) the aggregate purchase obligations under all such contracts for any twelve-month period do not exceed 100% of the estimated fuel consumption for such period.

   63(8). SALE AND LEASE-BACK. Enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Company of real or personal property which has been or is to be sold or transferred by the Company to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or rental obligations of the Company.

   63(9). TRANSACTIONS WITH AFFILIATES. Except on terms no less favorable to the Company than would be obtainable if no such relationship existed, and except with respect to the Management Agreement and to tax-sharing arrangements between the Company and any of its Affiliates (provided that giving effect to such tax-sharing arrangements the Company shall not be required to pay taxes in an amount in excess of that for which it would be liable, assuming the application of the highest marginal tax rate paid by the Company and its Affiliates on a consolidated basis, if it were to file its own separate tax returns), directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate.

   6C.   AMENDMENT OF MANAGEMENT AGREEMENT. Company covenants that it will not, without the prior written consent of the Required Holder(s), amend or waive enforcement of any provision of the Management Agreement, terminate or permit the Management Agreement to be terminated, assign it rights and obligations under the Management Agreement, or permit Manager to assign its rights and obligations under the Management Agreement.

   6D.   MAINTENANCE OF PRESENT BUSINESS. The Company covenants that it will not, without the prior written consent of the Required Holder(s), engage in any business other than the ownership, operation and maintenance of the Project.

   7.     EVENTS OF DEFAULT.

   7A.    ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

     (i) the Company defaults in the payment of any principal of or Yield-Maintenance Amount payable with respect to any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

     (ii) the Company defaults in the payment of any interest on any Note for more than 10 days after the date due; or

     (iii) the Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, any such obligations in an aggregate principal amount exceeding $500,000 to become due (or to be repurchased by the Company) prior to the stated maturity thereof; or

     (iv) any representation or warranty made by the Company herein or in the Notes, the Mortgage or the Acknowledgment or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement, the Notes, the Mortgage or the Acknowledgment shall he false in any material respect on the date as of which made (it being understood that, notwithstanding that certain representations and warranties of the Company set out in paragraphs 8B(1), 8Q and 8S hereof are qualified as to the knowledge of the Company, such representations and warranties shall be deemed to have been made without such qualification for purposes of this clause (iv)); or

     (v) the Company fails to perform or observe the agreements contained paragraphs 5D, SP, 5H, 5I or any agreement contained in paragraph 6; or

     (vi) the Company fails to perform or observe any other agreement, term or condition contained herein or in the Notes, the Mortgage or the Acknowledgment and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof; or

     (vii) the Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

     (viii) any decree or order for relief in respect of the Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

     (ix) the Company petitions or applies to any tribunal for, or consents to. the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company, or of any substantial part of the assets of the Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Company under the Bankruptcy Law of any other jurisdiction; or

     (x) any such petition or application is filed, or any such proceedings are commenced, against the Company and the Company by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xii) any order, judgment or decree is entered in any proceedings against the Company decreeing a split-up of the Company which requires the divestiture of assets representing a substantial part of the assets of the Company (determined in accordance with generally accepted accounting principles) or which requires the divestiture of assets which shall have contributed a substantial part of the net income of the Company or of ECPLP (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

     (xiii) a final judgment in an amount in excess of $250,000 is rendered against the Company and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pendinig appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

     (xiv) the Company, in its capacity as an employer under a Multiemployer Plan, makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by the Company of a withdrawal liability in an amount exceeding $500,000, or any ERISA Affiliate, in its capacity as an employer under a Multiemployer Plan makes a complete or partial withdrawal from such Multiemployer Plan resulting in the incurrence by such ERISA Affiliate of a withdrawal liability in an amount exceeding $10,000,000, if the incurrence by such ERISA Affiliate of such withdrawal liability has a material and adverse effect on the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project; or

     (xv) there shall occur any other "Event of Default" under the Mortgage, as such term is defined therein; or

     (xvi) there shall occur any other "Event of Default" under the Credit Agreement, as such term is defined therein;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, any holder of any Note with respect to which payment has not been made (other than the Company or any of its Subsidiaries or Affiliates) may at its option, during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes held by such holder to be, and all of the Notes held by such holder shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is any other Event of Default. the Required Holder(s) may at its or their option during the continuance of such Event of Default, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Amount, if any, witl0 respect to each Note shall be due and payable upon any declaration pursuant to this paragraph 7A only if
(x) the event whose occurrence permits such declaration is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration, and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

   7B.   RESCISSION OF ACCELERATION. At any time after any or all of the
Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the Required Holder(s) may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Amount, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Amount at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults other than non-payment of amounts which have become due solely by reason of such declaration, have been cured or waived pursuant to paragraph 11C, (iv) no judgment or decree shall have entered for the payment of any amounts due pursuant to the Notes or this Agreement, and (v) no action shall have been taken by the Collateral Agent to foreclose upon the Mortgaged Property (as defined in the Mortgage) or to exercise any other rights with respect to the Mortgage Property pursuant to the Mortgage. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

   7C.   NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable pursuant to paragraph 7A or any such declaration shall b rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to the holder of each Note at the time outstanding other than any such holder as shall have been a Required Holder with respect thereof.

   7D.   OTHER REMEDIES.

   7D(1) EXERCISE. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement, the Mortgage, or the Acknowledgement, as the case may be, or in aid of the exercise of any power granted in this Agreement, the Mortgage, or the Acknowledgement, as the case may be. No remedy conferred in this Agreement, the Mortgage or the Acknowledgement upon the holder of any Note or upon the Collateral Agent for the benefit of such holder, as the case may be, is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in the Mortgage or the Acknowledgement or now or hereafter existing at law or in equity or by statute or otherwise.

   7D(2) AGENCY. The Company hereby acknowledges that the Lien of the Mortgage has been granted to the Collateral Agent solely in its capacity as collateral agent for the holders of the Notes, among other parties, and that all rights of the Collateral Agent thereunder have been granted for the benefit of such parties. Without limiting the generality of the foregoing, the Company further acknowledges and agrees that each and every obligation of the Company under the Mortgage to the Collateral Agent shall benefit the holders of the Notes and each other party for which the Collateral Agent from time to time acts as collateral agent pursuant to the Collateral Agency Agreement.

   8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants as follows:

   8A.    ORGANIZATION AND AUTHORITY.

     (i) The Company is a corporation duly organized and existing in good standing under the laws of the State of Minnesota and has the corporate power to own its property and assets and to conduct its business in the manner and in the places in which it is now being and is presently proposed to be conducted and to perform its obligations under this Agreement, the Notes, the Mortgage and the Acknowledgment.

     (ii) The Company is not required to be qualified as a foreign corporation in any other jurisdiction.

     (iii) The Company has no Subsidiaries, and the Company does not own, directly or indirectly, capital stock of any class of any corporation or any other equity or other interest in any Person. Both the Company and the Manager are wholly-owned subsidiaries of NRG, which is a wholly-owned subsidiary of NSP.

     (iv) The Company has taken all action which may be required by its articles of incorporation, its bylaws, the laws of the State of Minnesota and all other applicable laws to authorize the execution, delivery and performance of this Agreement, the Notes, the Mortgage and the Acknowledgment.

   8B.   FINANCIAL STATEMENTS.

   8B(1). FINANCIAL STATEMENTS OF ECPLP. The Company has furnished each Purchaser with the financial statements of ECPLP (the "ECPLP Financial Statements") received by the Company pursuant to the Master Purchase Agreement, including without limitation such financial statements as are referred to in Section 4.4 thereto. To the knowledge of the Company, the ECPLP Financial Statements fairly present the financial position, results of operations and retained earnings of ECPLP's business as of the dates and for the periods set forth in each case in accordance with generally accepted accounting principles consistently applied on the same basis as in the prior year. To the knowledge of the Company, there has been no material adverse change in the business, condition (financial or otherwise) or operations of the Project since December 31, 1992.

   8B(2). PRO FORMA FINANCIAL STATEMENTS OF THE COMPANY. The Company has furnished each Purchaser a pro forma balance sheet of the Company as of the date of closing, giving effect to the transactions contemplated by the Master Purchase Agreement and this Agreement. The Company has also furnished each Purchaser with pro forma projections of operating cash flow, net cash flow and net income, senior debt coverage and capital expenditures of the Company for the fiscal year ending on December 31 in each of the years 1993 through 2013. Said pro forma financial statements fairly present the Company's proposed business plans and the Company's good faith estimates as to matters projected therein based on reasonable business assumptions. Such projections are reasonably based on such assumptions and the best information available to the officers of the Company. No event has occurred which would make such projections materially inaccurate or misleading. Witl0otlt limiting the generality of the foregoing, such financial statements of the Company reflect reasonable assumptions regarding capital expenditures required to maintain the Project or to bring the Project into compliance with existing Environmental Laws (whether such laws have immediate or future effective dates).

   8C.   ACTIONS PENDING. Except as set forth in Exhibit F hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company, ECPLP or the Project or any properties or rights of the Company, ECPLP or the Project, by or before any court, arbitrator or administrative or governmental body. No action, suit, investigation or proceeding described in Exhibit F, if decided adversely to the Company, ECPLP or the Project, would involve the possibility of any material adverse change in the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project.

   8D.   OUTSTANDING DEBT. The Company does not have outstanding any Debt.

   8E.   TITLE TO PROPERTIES. The Company has good and indefeasible title to its real properties (other than properties which it leases) and good title to all of its other properties and assets, including without limitation all properties and assets comprising the Project and reflected in the pro forma balance sheet as of the date of closing referred to in paragraph 8B(2), subject to no Lien of any kind except Liens permitted by paragraph 6B(1). All leases necessary in any material respect for the operation of the Project are valid and subsisting and are in full force and effect.

   8F.    TAXES. The Company has a fiscal year ending December 31 for reporting and tax purposes and has no tax liability for fiscal years prior to 1993. The Company has not filed and has not been required to file any federal, state and other income tax returns.

   8G.   CONFLICTING AGREEMENTS AND OTHER MATTERS. The Company is not a party to any contract or agreement or subject to any restriction in its articles of incorporation or other corporate restriction which materially and adversely affects the business, property or assets, or condition (financial or otherwise) or operations of the Company or the Project. Neither the execution nor delivery of this Agreement, the Notes, the Mortgage or the Acknowledgment, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes, the Mortgage or the Acknowledgment will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Mortgage) upon any of the properties or assets of the Company pursuant to, the articles of incorporation or by-laws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company is subject. The Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, any agreement relating thereto or any other contract or agreement (including its articles of incorporation) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes, except the Credit Agreement

   8H.   OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

   8I.    USE OF PROCEEDS. The Company does not own or have any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR
Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the Notes will be used to consummate the transactions contemplated by the Master Purchase Agreement. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any Indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as in effect now or as the same may hereafter be in effect.

   8J.    ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by the Company or any ERISA Affiliate which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project. Neither the Company nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project. The execution and delivery of this Agreement and the issuance and sale of the Notes will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code. The representation of the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of each Purchaser's representation in paragraph 9B as to the source of funds to be used by it to purchase any Notes.

   8K.   GOVERNMENTAL CONSENT. Neither the nature of the Company, nor any of its businesses or properties, including without limitation ownership, operation and maintenance of the Project, nor any relationship between the Company and any other Person, nor any circumstance in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes, the execution and delivery of the Mortgage or the Acknowledgment, or the purchase of the Project pursuant to the Master Purchase Agreement is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than (i) notification to the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which has been accomplished, and expiration of the waiting period thereunder, which has occurred, (ii) such as otherwise have been made or obtained on or prior to the date hereof, (iii) routine filings after the date of closing with the Securities Exchange Commission

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
and/or state Blue Sky authority and (iv) as otherwise set forth in Exhibit F hereto) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes, the execution and delivery of the Mortgage or the Acknowledgment, the fulfiliment of or compliance with the terms and provisions hereof or of the Notes, the Mortgage or the Acknowledgment, or the purchase of the Project pursuant to the Master Purchase Agreement.

   8L. UTILITY STATUS. NSP is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended, but is exempt from all provisions of such Act, except Section 9(a)(2) thereof (relating to the acquisition of securities of a "public utility company"), because of its status as predominantly an operating company whose utility operations are confined to the state of its incorporation and states contiguous thereto and its filing with the Securities and Exchange Commission of all required forms in connection therewith. Neither NRG, the Company nor the Manager is (i) a "holding company", or, in each case with the exception of its relationship with NSP, a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended,
(ii) a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, as amended, or
(iii) otherwise subject to regulation as a public utility under federal law or the law of the State of Minnesota.

   8M.   INVESTMENT COMPANY STATUS. The Company is not an "investment
Company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

   8N.   LICENSES, PERMITS AND REGISTRATIONS. Except as set forth in Exhibit
F hereto, each of the Company and Manager has procured and is in possession of all licenses, permits, exemptions or registrations required by federal, state or local laws for the ownership, operation and maintenance of the Project, as the case may be. With respect to any license, permit, exemption or registration that either (i) is currently required under applicable law, but is not currently in effect or has not been obtained as required, or (ii) must be amended or transferred after the closing, the Company reasonably expects that such license, permit or registration will be obtained, amended or transferred in the ordinary course of business after the closing without any material expense to the Company (except as reflected in the Company's pro forma financial statements referred to in paragraph 8B(2)) or any material change in the operation of the Project.

   8O.   PURCHASE AGREEMENT REPRESENTATIONS. The Master Purchase Agreement
and the other Purchase Documents have been duly executed and delivered by the parties thereto and are in full force and effect. All representations and warranties made by the Company in the Purchase Documents, and, to the best knowledge of the Company, all representatives and warranties made by ECPLP in the Purchase Documents are true and correct in all material respects.

   8P.    SUFFICIENCY AND CONDITION OF ACQUIRED ASSETS. The Acquired Assets
(as defined in the Master Purchase Agreement), as the same exist on the closing date, are in all respects sufficient and adequate to enable the Company to carry on the business of the Project at its normal level of operations as such business was carried on by ECPLP in the ordinary course prior to the date hereof, except as set forth in Exhibit F, and the items of tangible property constituting Acquired Assets have been properly maintained and are in good condition, ordinary wear and tear excepted.

   8Q.   NO DEFAULTS. Except as set forth in Schedule 4.11 to the Master
Purchase Agreement, to the knowledge of the Company:

   (a) ECPLP has performed all obligations and satisfied all liabilities required to be performed or satisfied by ECPLP under all Service Agreements;

   (b) no other party to any Service Agreement is in default and no event or condition exists or has occurred which, after notice or lapse of time, or both, would constitute a default thereunder, where such default, event or condition would have an adverse effect on the Project taken as a whole;

   (c) ECPLP has complied in all material respects with the requirements and conditions upon which all Encroachment Permits, Environmental Permits, Miscellaneous Permits and Easements were issued or granted; and

   (d) neither ECPLP nor MECI, which is the current manager of the Project, has received from any governmental authority or any other person written notice of contemplated, threatened or pending rescission, cancellation or non-renewal of any of the Environmental Permits, Encroachment Permits, Miscellaneous Permits or Easements, or that any other permits, authorizations or easements are required for the occupancy or operation of the Project.

   8R.   ASSIGNABILITY OF PERMITS. Any provision of this Agreement to the contrary notwithstanding, no representation or warranty is made by the Company with respect to the transferability of any permit, including any Encroachment Permit, Environmental Permit or Miscellaneous Permit.

   8S.   ENVIRONMENTAL MATTERS; WELLS. Except as set forth in Schedule 4.13 to the Master Purchase Agreement, to the knowledge of the Company:

   (a) ECPLP is in compliance with all federal, state and local environmental laws and regulations and neither ECPLP nor MECI has received any notices or warnings with respect to any violation or suspected violation of any such laws from any federal, state or local regulatory authority; and

   (b) the only well located on the tracts and parcels constituting Real Property (as defined in the Real Property Agreements) is as described in the Well Disclosure Statement attached as Exhibit E to the Master Purchase Agreement, except for wells which have been sealed in accordance with the requirements of Minn. Stat. ch. 103I and as to which a Sealed Well Certificate has been delivered to the Minnesota Department of Health.

With respect to any remedial or other action that is required for the matters listed in Schedule 4.13 to the Master Purchase Agreement, the Company reasonably expects that such remedial or other action will be accomplished in the ordinary course of business after the closing without any material expense to the Company (except as reflected in the Company's pro forma financial statements referred to in paragraph 8B(2)) or any material change in the operation of the Project.

   8T.    DISCLOSURE. Neither this Agreement, the Notes, the Mortgage, the
Acknowledgment nor any other document, certificate or statement furnished to any Purchaser by or on behalf of the Company in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or the Project which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, condition (financial or otherwise) or operations of the Company or the Project and which has not been set forth in this Agreement, the Mortgage or the Acknowledgment or in the other documents, certificates and statements furnished to each Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

   9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

   9A.   NATURE OF PURCHASE. Such Purchaser is acquiring the Notes to be purchased by it hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

   9B.   SOURCE OF FUNDS. No part of the funds being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to any separate account maintained by such Purchaser in which any employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Company, participates to the extent of 10% or more. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

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   10.    DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraph shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

   10A.   YIELD-MAINTENANCE TERMS.

   "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

   "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B, 4C or 5F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

   "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

   "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H. 15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between yields reported for various maturities.

   "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

   "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

   "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B, 4C or 5F or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

   "YIELD-MAINTENANCE AMOUNT" shall mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

   10B.  OTHER TERMS.

   "ACKNOWLEDGMENT" shall have the meaning set forth in paragraph 3F.

   "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Company, except a Subsidiary (the acquisition or creation of which is expressly prohibited pursuant to paragraph 6B(3)). A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

   "BANKRUPTCY LAW" shall have the meaning set forth in clause (viii) of paragraph 7A.

   "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, would be required to be capitalized on the books of the Company, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

   "CLOSING" and "DATE OF CLOSING" shall have the meaning set forth in paragraph 2.

   "CODE" shall mean the Internal Revenue Code of 1986, as amended.

   "COLLATERAL AGENCY AGREEMENT" shall have the meaning set forth in paragraph 3F.

   "COLLATERAL AGENT" shall mean Norwest Bank Minnesota, National
Association, until a successor collateral agent is appointed in accordance with the terms of the Collateral Agency Agreement, and thereafter such successor.

   "COMMONWEALTH" shall mean Commonwealth Land Title Insurance Company.

   "CONFIDENTIAL INFORMATION" shall mean any written information delivered or made available by or on behalf of the Company, either directly or through any Person referred to in paragraph 5C, to a Purchaser or a Transferee pursuant to this Agreement which is clearly marked or labeled as being confidential information, but in no event shall include information (i) which was publicly known or otherwise known to such Purchaser or Transferee at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission by such Purchaser or Transferee, or (iii) which otherwise becomes known to such Purchaser or Transferee, other than through disclosure by or on behalf of the Company.

   "CONSULTANTS" shall mean, collectively, the Engineer and Twin City.

   "CONTROLLING INTEREST" shall mean a percentage of the outstanding Voting Stock or other equity securities of any Person sufficient to permit or require that, under generally accepted accounting principles, the financial statements of such Person be consolidated with those of the owner of such equity securities, but in no event less than a majority of the total combined voting power of all classes of Voting Stock of such Person.

   "CPI" shall mean (i) the Consumer Price Index for Urban Consumers (Base 1982 = 100), or (ii) if at any time such Consumer Price Index is no longer published or issued or is changed from its present form or the bases used for the calculation thereof shall be changed from the present form, such other measures of relative purchasing power as then shall be recognized and accepted generally for similar use or purpose as such Consumer Price Index.

   "CREDIT AGREEMENT" shall have the meaning set forth in paragraph 3P.

   "CURRENT DEBT" shall mean, with respect to any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof and, provided further, in the case of the Company, all outstanding Indebtedness evidenced by the Revolving Notes shall be deemed Current Debt, and not Funded Debt, hereunder.

   "DEBT" shall mean Current Debt and Funded Debt.

   "DEBT EXPENSE" shall mean, for any period, the sum of (i) the aggregate amount of principal and interest payments (including lease payments under Capitalized Lease Obligations) of the Company and/or of ECPLP, as the case may be, determined in accordance with generally accepted accounting principles, and (ii) the amount of principal and interest payable with respect to the Funded Debt proposed to be created, incurred or assumed.

   "EASEMENTS" shall have the meaning set forth in paragraph 5H(1).

   "ECPLP" shall mean ENERGY CENTER PARTNERS, A LIMITED PARTNERSHIP, a Minnesota limited partnership.

   "ENCROACHMENT PERMITS" shall have the meaning set forth in paragraph
5H(1).

   "ENGINEER" shall mean HDR Engineering, Inc.

   "ENVIRONMENTAL LAWS" shall mean, collectively, all federal, state, local and regional statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment.

   "ENVIRONMENTAL PERMITS"shall have the meaning set forth in paragraph
5H(1).

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Company within the meaning of section 414(b) of the Code, or any trade or business which is under common control with the Company within the meaning of section 414(c) of the Code.

   "ESCROW AGREEMENT" shall mean the Security (Pledge) and Escrow Agreement of even date herewith among the Company, ECPLP and First Trust National Association executed pursuant to the Master Purchase Agreement.

   "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

   "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

   "EXISTING LOAN AGREEMENTS" shall mean, collectively (i) the Note Agreements dated July 27, 1984 between ECPLP and each of Prudential Interfunding Corp., Northwestern National Life Insurance Company, Northern Life Insurance Company and The North Atlantic Life Insurance Company of America, as amended, (ii) the Note Agreement dated August 1, 1986 between ECPLP and Prudential, as amended, (iii) the Note Agreement dated December 30, 1988 between ECPLP and Pruco Life Insurance Company, as amended, and (iv) the Note Agreement dated September 28, 1990 between ECPLP and Prudential, as amended.

   "FUNDED DEBT" shall mean, with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

   "GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

   "INDEBTEDNESS" shall mean, with respect to any Person, without duplication, (i) all items (including Capitalized Lease Obligations but excluding reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of a Guarantee.

   "INSTITUTIONAL INVESTOR" shall mean Prudential, any Prudential Affiliate and any bank, bank affiliate, financial institution, insurance company, pension fund, mutual fund, endowment or other organization which regularly acquires debt instruments for investment.

   "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

   "MANAGEMENT AGREEMENT" shall have the meaning set forth in paragraph 3E.

   "MANAGEMENT FEE" shall mean a monthly fee equal to 4% of the steam, hot water and chilled water gross revenues of the Company collected during the immediately preceding month, payable in arrears by the Company to Manager for the services rendered by Manager during such month pursuant to the Management Agreement.

   "MANAGER" shall mean NRG Operating Services, Inc., a Delaware corporation.

   "MASTER PURCHASE AGREEMENT" shall mean the Master Purchase Agreement of even date herewith between ECPLP and the Company.

   "MECI" shall mean Minneapolis Energy Center Inc.

   "MISCELLANEOUS PERMITS" shall have the meaning set forth in paragraph
5H(1).

   "MORTGAGE" shall have the meaning set forth in paragraph 3F.

   "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

   "NRG" shall mean NRG Energy, Inc., a Delaware corporation.

   "NSP" shall mean Northern States Power Company, a Minnesota corporation.

   "OFFICER'S CERTIFICATE" shall mean a certificate signed in the name of the Company by its President, one of its Vice Presidents or its Treasurer.

   "OPERATING INCOME" shall mean, for any period, (i) the sum of (A) the net earnings (or loss) of the Company and/or of ECPLP, as the case may be, for such period, (B) any net loss, net of applicable tax effect, realized (1) in connection with extraordinary items or transactions of a non-recurring or non-operating and material nature or (2) upon disposition of capital assets or the discontinuance of capital assets or the discontinuance of operations for such period, (C) tax expense for such period, and (D) interest expense (including the interest component of Capitalized Lease Obligations) for such period, less (ii) the sum of (A) any net gain, net of applicable tax effect, realized (1) in connection with extraordinary items or transactions of a non-recurring or non-operating and material nature or (2) upon disposition of capital assets or the discontinuance of capital assets or the discontinuance of operations for such period and (B) income attributable to sources other than operations for such period, including without limitation interest income, in each case determined in accordance with generally accepted accounting principles.

   "OPERATING INCOME AVAILABLE FOR DEBT EXPENSE" shall mean, for any period, the sum of (i) Operating Income of the Company and/or of ECPLP, as the case may be, for such period, (ii) depreciation and amortization for such period determined in accordance with generally accepted accounting principles, and
(iii) the aggregate amount of the Management Fee accrued for such period.

   "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

   "PERSONAL PROPERTY AGREEMENT" shall mean the Purchase Agreement of even date herewith between ECPLP and the Company executed pursuant to the Master Purchase Agreement.

   "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate.

   "PROJECT" shall mean, collectively, the steam, hot water and chilled water plant, parking structure and commercial space located in Minneapolis, Minnesota and known as the Minneapolis Energy Center, satellite steam and chilled water generation facilities, and other offsite property located on the property of others, all in Minneapolis, Minnesota and now or hereafter comprising the assets, properties and rights of the business of and known as the Minneapolis Energy Center, including without limitation all developments and improvements relating to the expansion of the productive capacity of any components thereof.

   "PRUDENTIAL" shall mean The Prudential Insurance Company of America.

   "PRUDENTIAL AFFILIATE" shall mean any corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

   "PURCHASE AGREEMENTS" shall mean, collectively, the Master Purchase Agreement, the Personal Property Agreement and the Real Property Agreement.

   "PURCHASE DOCUMENTS" shall mean, collectively, the Purchase Agreements, the Escrow Agreement, and all other agreements, documents and instruments executed in connection with the transactions contemplated by the Master Purchase Agreement.

   "REAL PROPERTY AGREEMENT" shall mean the Real Property Purchase Agreement of even date herewith between ECPLP and the Company executed pursuant to the Master Purchase Agreement.

   "RENT LIMIT" shall have the meaning set forth in paragraph 6B(5).

   "REQUIRED HOLDER(S)" shall mean the holder or holders of at least 66 2/3% of the aggregate principal amount of the Notes from time to time outstanding.

   "RESPONSIBLE OFFICER" shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

   "REVOLVING NOTES" shall have the meaning set forth in paragraph
6B(2)(iii).

   "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

   "SERVICE AGREEMENTS" shall have the meaning set forth in paragraph 5H(1).

   "SERVICE CONTRACTS" shall have the meaning set forth in paragraph 5H(1).

   "SHELF NOTES" shall mean, collectively, Term Notes from time to time issued pursuant to the Credit Agreement in an aggregate principal amount not to exceed $10,000,000.

   "SIGNIFICANT HOLDER" shall mean (i) each Purchaser, so long as such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of the Notes from time to time outstanding.

   "SUBSIDIARY" shall mean any corporation or other Person in which, at the time as of which any determination is being made, the Company owns a Controlling Interest either directly or through Subsidiaries.

   "TITLE INSURANCE COMMITMENT" shall have the meaning set forth in paragraph
3I.

   "TOTAL CAPITALIZATION" shall mean the sum of stockholders' equity and Funded Debt of the Company.

   "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note purchased by any Purchaser under this Agreement.

   "TWIN CITY" shall mean Twin City Testing Corporation.

   "VOTING STOCK" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

   10C. ACCOUNTING PRINCIPLES, TERMS AND DETERMINATIONS. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all unaudited financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the most recent audited financial statements of the Company delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the pro forma financial statements referred to in paragraph 8B(2).

   11.    MISCELLANEOUS.

    11A. NOTE PAYMENTS. The Company agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit (not later than 12:00 noon, New York City time, on the date due) to such Purchaser's account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as such Purchaser may from time to time designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as each Purchaser has made in this paragraph 11A.

   11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser, the Collateral Agent, and, to the extent provided herein, any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all reasonable document production and duplication charges and the fees and expenses of any special counsel engaged by such Purchaser or the Collateral Agent in connection with this Agreement, the Mortgage, the Collateral Agency Agreement, th Acknowledgment or the Notes or the transactions contemplated hereby or thereby, (ii) all reasonable document production and duplication charges and fees and expenses of any special counsel engaged by the holder of any Note in connection with any subsequent proposed modification of, or proposed consent under, or proposed notice, instruction or direction given pursuant to this Agreement, the Mortgage, the Collateral Agency Agreement, the Acknowledgment or the Notes, whether or not such proposed modification shall be effected, or proposed consent granted, or proposed notice, instruction or direction given, (iii) the costs and expenses, including attorneys' fees, incurred by the holder of any Note, or (with respect to the Mortgage) by the Collateral Agent on behalf of any holder of any Note, in enforcing (or determining whether or how to enforce) any rights under this Agreement, the Mortgage, the Acknowledgment or the Notes, and (iv) the costs and expenses, including attorneys' fees, incurred by any Purchaser or any Transferee in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Mortgage, the Collateral Agency Agreement, the Acknowledgment or the Notes or the transactions contemplated hereby or thereby or by reason of such Purchaser's or such Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

   11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest on or any Yield-Maintenance Amount payable with respect to any Note, or affect the time, amount or allocation of any prepayments, or change the proportion of the principal amount of the Notes required with respect to any consent, amendment, waiver or declaration. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

   11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. Notwithstanding anything to the contrary herein, each Purchaser agrees, and each Transferee by its acceptance of an interest in a Note agrees, that no Note (or any interest therein) shall be transferred to any Person which is not an Institutional Investor.

   11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of, interest on and any Yield-Maintenance Amount payable with respect to such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion, provided that any such participation shall be in a principal amount of at least $1,000,000.

   11F.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All
representations and warranties contained herein or in the Notes, the Mortgage or the Acknowledgment or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement, the Notes, the Mortgage and the Acknowledgment, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes, the Mortgage and the Acknowledgment embody the entire agreement and understanding between the Purchasers and the Company (the Collateral Agency Agreement being among the Lenders and the Collateral Agent only) and supersede all prior agreements and understandings relating to the subject matter hereof.

   11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee), and, with respect to any Purchaser or Transferee, any nominee thereof, whether so expressed or not.

   11H. DISCLOSURE TO OTHER PERSONS. Each Purchaser agrees, and each Transferee by its acceptance of an interest in any Note agrees, to use its best efforts to hold in confidence and not disclose any Confidential Information; provided that nothing herein shall prevent a Purchaser or a Transferee from delivering or disclosing (and the Company acknowledges that each Purchaser and Transferee may deliver or disclose) any financial statements and other documents delivered to it, and any other information disclosed to it (including, but not limited to, Confidential Information), by or on behalf of the Company, either directly or through any Person referred to in paragraph 5C, in connection with or pursuant to this Agreement to (i) its directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which it offers to sell any Note or any part thereof, (iv) any Person to which it sells or offers to sell a participation in all or any part of any Note, (v) any Person from which it offers to purchase any security of the Company, (vi) any federal or state regulatory authority having jurisdiction over it, (vii) the National Association of Insurance Commissioners or any similar organization or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) to effect compliance with any law, rule, regulation or order applicable to it, (b) in response to any subpoena or other legal process or informal investigative demand, (c) in connection with any litigation to which it is a party, or (d) in order to protect its investment in any Note.

   11I.   NOTICES. All written communications provided for hereunder shall be sent by first class mail or nationwide overnight delivery service with charges prepaid and (i) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at

1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403-2445, Attention:
President, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

   11J.   PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on, or Yield-Maintenance Amount payable with respect to, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

   11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, or any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

   11L.   GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Minnesota.

   11M. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   11N. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   11O. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

   11P.   SEVERALTY OF OBLIGATIONS. The sales of Notes to the Purchasers are to be several sales, and the obligations of the Purchasers under this Agreement are several obligations. Except as provided in paragraph 3O, no failure by any Purchaser to perform its obligations under this Agreement shall relieve any other Purchaser or the Company of any of its obligations hereunder, and no Purchaser shall be responsible for the obligations of, or any action taken or omitted by, any other Purchaser hereunder.

   11Q. RELATIONSHIP AMONG HOLDERS. No holder of a Note shall have by reason of this Agreement, the Mortgage, the Collateral Agency Agreement or the Notes a fiduciary relationship in respect of any other holder. Nothing in this Agreement, the Mortgage, the Collateral Agency Agreement or the Notes, express or implied, is intended to or shall be construed to impose upon any holder any obligation in respect of this Agreement, the Mortgage, the Collateral Agency Agreement or the Notes except as expressly set forth herein or therein. Each holder has made its own independent investigation of the financial condition and affairs of the Company and the Project in connection with its purchase of the Notes and no holder shall have any duty or responsibility, either initially or on a continuing basis, to provide any other holder with any credit or other information.

   If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterparts of this letter and return the same to the Company, whereupon this letter shall become a binding agreement among the Company and the Purchasers.

                                          Very truly yours,

                                          NRG ENERGY CENTER, INC.


                                          By /s/ Ronald J. Will
                                             -----------------------------
                                             Title: President

   The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


By /s/ P. Scott von Fischer
   ------------------------------
   Vice President

CONNECTICUT GENERAL LIFE INSURANCE COMPANY
By CIGNA Investments, Inc.

By: /s/ Name
    -----------------------------
    Managing Director



ALLEGIANCE INSURANCE COMPANY
By CIGNA Investments, Inc.

By: /s/ Name
   ------------------------------
   Managing Director



CONNECTICUT GENERAL LIFE INSURANCE COMPANY on behalf of one or more separate accounts
By CIGNA Investments, Inc.

By: /s/ Name
    -----------------------------
    Managing Director

THE NORTH ATLANTIC LIFE INSURANCE COMPANY OF AMERICA


By: /s/ Mark S. Jordahl
   ------------------------------
   Title: Mark S. Jordahl
          Assistant Treasurer





NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY


By: /s/ Mark S. Jordahl
    -----------------------------
    Title: Mark S. Jordahl
           Authorized Representative

                              PURCHASER SCHEDULE

                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA                    $72,000,000    $64.551,538.82
                                                                              $ 7,448,461.18

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account No. 050-54-526 (in the case of payments on account of Note originally issued in the principal amount of $64,551,538.82) [GENERAL ACCOUNT]

    Account No. 000-01-159 (in the case of payments on account of the Note originally issued in the principal amount of $7,448,461.18) [PRIVEST]

    Morgan Guaranty Trust Company of New York
    23 Wall Street
    New York, New York 10015
    (ABA No.: 021-000-238)

    Each such wire transfer shall set forth the name of the Company, a reference to "7.31% Senior Secured Note due
    June 15, 2013, Security No. INV*, and the due date and application (as among principal, interest and Yield-Mainten-ance Amount for each of the Notes with respect to which payment is being made) of the payment being made.

(2) Address for all notices relating to payments:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Three Gateway Center
    100 Mulberry Street
    Newark, New Jersey 07102-4077
    Attention: Investment Administration Unit

(3) Address for all other communications and notices:

    The Prudential Insurance Company of America
    c/o Prudential Capital Group
    Two Prudential Plaza
    Suite 5600
    Chicago, Illinois 60601-6716
    Attention: Managing Director

(4) Recipient of telephonic prepayment notices:

    Manager, Asset Management Unit (201) 802-6429

(5) Tax Identification No.: 22-1211670


                               29



                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
CONNECTICUT GENERAL LIFE INSURANCE COMPANY                      $5,000,000      $5,000,000
                                                                              (To be issued
                                                                               to CIG & Co.
                                                                               as nominee)
(1) All payments on account of Notes held on behalf of such
    purchaser by its nominee, CIG & Co., shall be made by
    wire transfer of immediately available funds for credit
    to:

    Fed ABA #021000021 CHASE
    NYC/CTR/BNF = CIGNA PRIVATE
    PLACEMENTS/AC = 9009001802

    Each such wire transfer shall set forth the name of the Company, a reference to "OBI = 7.31% Senior Secured Notes due June 15, 2013, Security No. INV*," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

    NOTE: Purchaser requires notice of each payment to:

    Chase Manhattan Bank, N.A.
    Private Placement Servicing
    P.O. Box 1508, Bowling Green Station
    New York, New York 10081
    Attention: CIGNA Private Placements
    FAX: 212-552-3107/1005

(2) Address for all notices relating to payments:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Securities Accounting
    Department (S-206)

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities
    Division (S-307)

    NOTE: For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road,
    Bloomfield, CT 06002" in place of "Hartford, CT 06152".

                               30

                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
(3) Address for all other communications and notices:
    CIG & Co.

    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities Division (S-307)

   NOTE: For notices sent by overnight courier, express mall or messenger, substitute "900 Cottage Grove Road,
    Bloomfield, CT 06002" in place of "Hartford, CT 06152."

(4) Recipient of telephonic prepayment notices:

    James G. Schelling
    (203) 726-6314

(5) Tax Identification No.: 13-3574027

THE NORTH ATLANTIC LIFE INSURANCE COMPANY                       S3,000,000      $3,000,000
 OF AMERICA

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account No.: 5186041000

   Northern Trust Company
    (ABA No.: 071-000-152)
    Attention: MBS Department

    Each such wire transfer shall set forth the name of the Company, a reference to "7.31% Senior Secured Notes due
    June 15, 2013, Security No. INV*," the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made, and "Ref: 26-67303, private placement."

(2) Address for all notices relating to payments:

    The North Atlantic Life Insurance Company of America
    c/o Washington Square Capital, Inc.
    100 Washington Square, Suite 800
    Minneapolis. Minnesota 55401-2147
    Attention: James Wittich

(3) Address for all other communications and notices:

    Northwestern National Life Insurance Company
    c/o Washington Square Capital, Inc.
    100 Washington Square, Suite 800
    Minneapolis, Minnesota 55401-2147
    Attention: James Wittich

                               31

                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
(4) Recipient of telephonic prepayment notices:

    James Wittich
    (612) 342-3553

(5) Tax Identification No.: 11-1983132

NORTHWESTERN NATIONAL LIFE INSURANCE COMPANY                    $2,000,000      $2,000,000

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

    Account No. 1102-4001-4461

    First National Bank N. A./Mpls
    601 2nd Avenue South
    Minneapolis, Minnesota
    (ABA No.: 091-000-022)
    Attention: Securities Accounting

    Each such wire transfer shall set forth the name of the Company, a reference to "7.31% Senior Secured Notes due
    June 15, 2013, Security No. INV*," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments:

    Northwestern National Life Insurance Company
    c/o Washington Square Capital, Inc.
    100 Washington Square, Suite 800
    Minneapolis, Minnesota 55401-2147
    Attention: James Wittich

(3) Address for all other communications and notices:

    Northwestern National Life Insurance Company
    c/o Washington Square Capital, Inc.
    100 Washington Square, Suite 800
    Minneapolis, Minnesota 55401-2147
    Attention: James Wittich

(4) Recipient of telephonic prepayment notices:

    James Wittich
    (612) 342-3553

(5) Tax Identification No.: 41-0451140


                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
ALLEGIANCE INSURANCE C0MPANY                                    $1,000,000           $1.000,000
                                                                                     (To be issued
                                                                                     to Zande & Co.
                                                                                     as nominee)
(1) All payments on account of Notes held on behalf of such
    purchaser by its nominee, Zande & Co., shall be made by
    wire transfer of immediately available funds for credit
    to:

    Morgan Guaranty Trust Company of New York
    (ABA No.: 021-000-238)
    BTR/BNF = CUSTZ/AC-99999024/Z
    ATTN: CUST. SVC. ALLEGIANCE INSURANCE COMPANY a/c 36637

    Each such wire transfer shall set forth the name of the Company, a reference to "7.31% Senior Secured Notes due
    June 15, 2013, Security No. INV*," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2) Address for all notices relating to payments:

    Zande & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Securities Accounting Department (S-206)

    Zande & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities Division (S-307)

    NOTE: For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road,
    Bloomfield, CT 06002" in place of "Hartford, CT 06152."

(3) Address for all other communications and notices:

    Zande & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities Division (S-307)

    NOTE: For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road,
    Bloomfield, CT 06002" in place of "Hartford, CT 06152."

(4) Recipient of telephonic prepayment notices:

    James G. Scheiling
    (203) 726-6314


                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
(5) Tax Identification No.: 13-6020804

CONNECTICUT GENERAL LIFE INSURANCE COMPANY,                     $1,000,000           $1,000,000
 on behalf of one or more separate accounts                                          (to be issued to
                                                                                     CIG & Co.
                                                                                     as nominee)
(1) All payments on account of Notes held on behalf of such
    purchaser by its nominee, CIG & Co., shall be made by
    wire transfer of immediately available funds for credit
    to:

    Fed ABA #021000021 CHASE
    NYC/CTR/BNF = CIGNA PRIVATE
    PLACEMENTS/AC = 9009001802

    Each such wire transfer shall set forth the name of the Company, a reference to "OBI = 7.31% Senior Secured Notes due June 15, 2013, Security No. INV*," and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

    NOTE: Purchaser requires notice of each payment to:

    Chase Manhattan Bank, N.A.
    Private Placement Servicing
    P.O. Box 1508, Bowling Green Station
    New York. New York 10081
    Attention: CIGNA Private Placements
    FAX: 212-552-3107/1005

(2) Address for all notices relating to payments:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention:Securities Accounting Department (S-206)

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities Division (S-307)

    NOTE: For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road,
    Bloomfield, CT 06002" in place of "Hartford, CT 06152,"


                                                                 AGGREGATE
                                                                 PRINCIPAL
                                                                  AMOUNT
                                                                 OF NOTES           NOTE
PURCHASER                                                      TO BE PURCHASED  DENOMINATION(S)
----------                                                     --------------   --------------
(3) Address for all other communications and notices:

    CIG & Co.
    c/o CIGNA Investments, Inc.
    Hartford, CT 06152
    Attention: Private Securities Division (S-307)

    NOTE: For notices sent by overnight courier, express mail or messenger, substitute "900 Cottage Grove Road.
    Bloomfield, CT 06002" in place of "Hartford, CT 06152."

(4) Recipient of telephonic prepayment notices:

    James G. Schelling
    (203) 726-6314

(5) Tax Identification No.: 13-3574027

                            AMORTIZATION SCHEDULE


                     (BASED UPON $1,000,000 OF PRINCIPAL)



                          [SEE ATTACHED SCHEDULE I]

                                  SCHEDULE I

                  NRG ENERGY CENTER, INC. -PAYMENT SCHEDULE
        AMOUNTS EXPRESSED ARE PER $1,000,000 OF OUTSTANDING PRINCIPAL

                                 PRINCIPAL
     DATE      PRINCIPAL DUE    OUTSTANDING
------------  --------------- --------------
     09/15/93                   1,000,000.00
     12/15/93    $ 5,743.98       994,256.02
     03/15/94      5,818.95       988,407.06
     06/15/94      5,955.84       982,451.22
     09/15/94      6,064.69       976,386.53
     12/15/94      6,175.52       970,211.01
     03/15/94      6,288.38       963,922.63
     06/15/95      6,403.30       957,519.33
     09/15/95      6,520.32       950,999.02
     12/15/95      6,639.48       944,359.54
     03/15/96      6,760.81       937,598.73
     06/15/96      6,884.37       930,714.36
     09/15/96      7,010.18       923,704.18
     12/15/96      7,138.29       916,565.89
     03/15/97      7,268.74       909,297.15
     06/15/97      7,401.58       901,895.57
     09/15/97      7,536.84       894,358.73
     12/15/97      7,674.58       886,684.15
     03/15/98      7,814.83       878,869.32
     06/15/98      7,957.65       870,911.67
     09/15/98      8,103.07       862,808.60
     12/15/98      8,251.16       854,557.45
     03/15/99      8,401.95       846,155.50
     06/15/99      8,555.49       837,600.01
     09/15/99      8,711.84       828,888.16
     12/15/99      8,871.05       820,017.11
   03/15/2000      9,033.17       810,983.94
   06/15/2000      9,198.25       801,785.69
   09/15/2000      9,366.35       792,419.34
   12/15/2000      9,537.52       782,881.82
   03/15/2001      9,711.82       773,170.00
   06/15/2001      9,889.30       763,280.70
   09/15/2001     10,070.03       753,210.67
   12/15/2001     10,254.06       742,956.61
   03/15/2002     10,441.45       732,515.16
   06/15/2002     10,632.27       721,882.89
   09/15/2002     10,826.57       711,056,32
   12/15/2002     11,024.43       700,031.89
   03/15/2003     11,225.90       688,805.99
   06/15/2003     11,431.05       677,374.93

                                 PRINCIPAL
     DATE      PRINCIPAL DUE    OUTSTANDING
------------  --------------- -------------
09/15/2003       11,639.96      665,734.97
12/15/2003       11,852.65      653,882.30
03/15/2004       12,069.28      641,813.01
06/15/2004       12,289.85      629,523.16
09/15/2004       12,514.45      617,005.71
12/15/2004       12,743.15      604,265.57
03/15/2005       12,976.03      591,259.53
06/15/2005       13,213.17      578,076.37
09/15/2005       13,454.64      564,621.73
12/15/2005       13,700.52      550,921.21
03/15/2006       13,950.90      536,970.31
06/15/2006       14,205.85      522,764.46
09/15/2006       14,465.46      505,298.99
12/15/2006       14,729.82      493,569.15
03/15/2007       14,999.01      478,570.17
06/15/2007       15,273.11      463,297.05
09/15/2007       15,552.23      447,744.82
12/15/2007       15,836.45      431,908.38
03/15/2008       16,125.86      415,782.52
06/15/2008       16,420.56      399,361.96
09/15/2008       16,720.64      382,641.32
12/15/2008       17,026.21      365,615.10
03/15/2009       17,337.37      348,277.74
06/15/2009       17,654.21      330,623.53
09/15/2009       17,976.84      312,646.69
12/15/2009       18,305.37      294,341.32
03/15/2010       18,639.90      275,701.43
06/15/2010       18,980.54      256,720.89
09/15/2010       19,327.41      237,393.48
12/15/2010       19,680.62      217,712.86
03/15/2011       20,040.25      197,672.55
06/15/2011       20,406.52      177,266.06
09/15/2011       20,779.45      156,486.62
12/15/2011       21,159.19      135,327.43
03/15/2012       21,545.87      113,781.55
06/15/2012       21,939.63       91,841.93
09/15/2012       22,340.57       69,501.35
12/15/2012       22,748.85       46,752.51
03/15/2013       23,164.58       23,557.93
06/15/2013       23,587.93           (0.00)

                                                        CIGNA INVESTMENT
                                                        MANAGEMENT
                                                        PRIVATE SECURITIES

June 9, 1994

                                                        900 Cottage Grove Road
                                                        Bloomfield, CT
                                                        06152-2307
                                                        Telephone (203)
                                                        726-3723
                                                        Facsimile (203)
                                                        726-7203

Mr. Thomas Guglielmi
Chief Financial Officer
MINNEAPOLIS ENERGY CENTER
1060 IDS Center
80 South Street
Minneapolis, MN 55402

Dear Mr. Guglielmi:

   Your inquiry June 6 to Jim Schelling has been passed on to me. Please understand that the transfer and re-registration of NRG Energy Center, Inc., 7.31% Senior Secured Notes due 06/15/2013 is an internal transfer with CIGNA Investments, Inc. and does not constitute a change in beneficial ownership.

   Unfortunately, we split our custodial services between two banks, Chase Manhattan in New York (nominee registration of CIG & Co.) and Morgan Guaranty Trust Company of New York (nominee registration of ZANDE & Co.) The split is based on the internal CIGNA portfolio's bank account. Due to this internal transfer, we have had to ask you to assist us with such re-registration from ZANDE & Co. to CIG & Co. I have thus endosed wiring instructions for CIG & Co.

   We sincerely apologize for any inconvenience caused to you and thank you for your cooperation in this matter. If you should have any questions regarding this re-registration or on other operational issues with CIGNA, please do not hesitate to call me.

/s/
-----------------------------
Approval: James G. Schelling
          Managing Director

Sincerely,


Aija Zigmunds
Information Systems Analyst

cc: J.G. Schelling

                             PAYMENT INSTRUCTIONS

CIG & CO.
TAX I.D. #13-3574027

Wire all payments to:       FED ABA 021000021
                            CHASE NYC/CTR
                            BNF = CIGNA PRIVATE PLACEMENTS/AC=9009001802

                            OBI = (PPN)  (MAT)  (COUPON)
                                  P=$    I=$

All information pertaining to this transfer must be in the "OBI" field of the fed message. You must include in this field issuer name, unique private placement number (PPN), rate and maturity date, as noted above, followed by principal and interest split, if applicable; otherwise the payment cannot be processed. With the exception of the principal and interest split, all fields describing the payment are constant. Once you implement this new format, you will only need to input the new dollar amounts for the principal, interest or prepayment amounts. Please remember that this format should be used for each private placement issue (each PPN), i.e. one wire payment per issue for all securities of that issue for all securities of that issue registered in the name of CIG & Co. Also, please include any other information necessary to identify the payment, including the payable date, contact name and telephone number. In all cases of remittance advices, especially those related to asset pools or other notices with respect to payments, the information must be received at the time the wire is initiated. A transmission of such remittance advice or notice is required.

Send originals to:                     Send duplicate copies to:

CIG & CO.                              CHASE MANHATTAN BANK, N.A.
C/O CIGNA INVESTMENTS, INC.            PRIVATE PLACEMENT SERVICING
ATTN: SECURITIES PROCESSING S-206      P. O. BOX 1508
HARTFORD, CT 06152-2206                ATTN: CIGNA PRIVATE PLACEMENTS
                                       BOWLING GEEEN STATION, NY 10081
FAX: (203) 726-4552                    FAX: (212) 552-3107/1005

In case of all other communications, mail to:

                                  CIG & CO.
                         C/O CIGNA INVESTMENTS, INC.,
                   ATTN: PRIVATE SECURITIES DIVISION, S-307
                           HARTFORD, CT 06152-2307

   In the event that notices/communications to CIGNA Investments, Inc. are SENT BY COURIER (e.g., Federal Express, Airborne) or express mail rather than by regular U.S. Postal Service, please use the following address:

                                  CIG & CO.
                         C/O CIGNA INVESTMENTS, INC.
                   ATTN: PRIVATE SECURITIES DIVISION, S-307
                            900 COTTAGE GROVE ROAD
                             BLOOMFIELD, CT 06002

          NRG ENERGY CENTER, INC. (D/B/A MINNEAPOLIS ENERGY CENTER)
                 7.31% SENIOR SECURED NOTE DUE JUNE 15, 2013
             PRINCIPAL AND INTEREST PAYMENT AMORTIZATION SCHEDULE

     DATE OF        PRINCIPAL        INTEREST          TOTAL         PRINCIPAL
     PAYMENT         PAYMENT          PAYMENT         PAYMENT         BALANCE
---------------  --------------- ---------------  -------------- ---------------
Aug 20, 1993                                                       84,000,000.00
Sep 15, 1993                 --      426,416.67      426,416.67    84,000,000.00
Dec 15, 1993         482,494.63    1,535,100.00    2,017,594.63    83,517,505.37
                 --------------- ---------------  --------------
1993 ACTIVITY        482,494.63    1,961,516.67    2,444,011.30    83,517,505.37
                 --------------- ---------------  -------------- ---------------
Mar 15, 1994         491,312.22    1,526,282.41    2,017,594.63    83,026,193.15
Jun 15, 1994         500,290.95    1,517,303.68    2,017,594.63    82,525,902.20
Sep 15, 1994         509,433.77    1,508,160.86    2,017,594.63    82,016,468.43
Dec 15, 1994         518,743.67    1,498,850.96    2,017,594.63    81,497,724.76
                 --------------- ---------------  --------------
1994 ACTIVITY      2,019,780.61    6,050,597.91    8,070,378.52    81,497,724.76
                 --------------- ---------------  -------------- ---------------
Mar 15, 1995         528,223.71    1,489,370.92    2,017,594.63    80,969,501.05
Jun 15, 1995         537,877.00    1,479,717.63    2,017,594.63    80,431,624.05
Sep 15, 1995         547,706.70    1,469,887.93    2,017,594.63    79,883,917.35
Dec 15, 1995         557,716.04    1,459,878.59    2,017,594.63    79,326,201.31
                 --------------- ---------------  --------------
1995 ACTIVITY      2,171,523.45    5,898,855.07    8,070,378.52    79,326,201.31
                 --------------- ---------------  -------------- ---------------
Mar 15, 1996         567,908.30    1,449,686.33    2,017,594.63    78,758,293.01
Jun 15, 1996         578,286.83    1,439,307.80    2,017,594.63    78,180,006.18
Sep 15, 1996         588,855.02    1,428,739.61    2,017,594.63    77,591,151.16
Dec 15, 1996         599,616.34    1,417,978.29    2,017,594.63    76,991,534.82
                 --------------- ---------------  --------------
1996 ACTIVITY      2,334,666.49    5,735,712.03    8,070,378.52    76,991,534.82
                 --------------- ---------------  -------------- ---------------
Mar 15, 1997         610,574.33    1,407,020.30    2,017,594.63    76,380,960.49
Jun 15, 1997         621,732.58    1,395,862.05    2,017,594.63    75,759,227.91
Sep 15, 1997         633,094.74    1,384,499.89    2,017,594.63    75,126,133.17
Dec 15, 1997         644,664.55    1,372,930.08    2,017,594.63    74,481,468.62
                 --------------- ---------------  --------------
1997 ACTIVITY      2,510,066.20    5,560,312.32    8,070,378.52    74,481,468.62
                 --------------- ---------------  -------------- ---------------
Mar 15, 1998         656,445.79    1,361,148.84    2,017,594.63    73,825,022.83
Jun 15, 1998         668,442.34    1,349,152.29    2,017,594.63    73,156,580.49
Sep 15, 1998         680,658.12    1,336,936.51    2,017,594.63    72,475,922.37
Dec 15, 1998         693,097.15    1,324,497.48    2,017,594.63    71,782,825.22
                 --------------- ---------------  --------------
1998 ACTIVITY      2,698,643.40    5,371,735.12    8,070,378.52    71,782,825.22
                 --------------- ---------------  -------------- ---------------

          NRG ENERGY CENTER, INC. (D/B/A MINNEAPOLIS ENERGY CENTER)
                 7.31% SENIOR SECURED NOTE DUE JUNE 15, 2013
             PRINCIPAL AND INTEREST PAYMENT AMORTIZATION SCHEDULE

     DATE OF        PRINCIPAL        INTEREST          TOTAL         PRINCIPAL
     PAYMENT         PAYMENT          PAYMENT         PAYMENT         BALANCE
---------------  --------------- ---------------  -------------- ---------------
Mar 15, 1999         705,763.50    1,311,831.13    2,017,594.63    71,077,061.72
Jun 15, 1999         718,661.33    1,298,933.30    2,017,594.63    70,358,400.39
Sep 15, 1999         731,794.86    1,285,799.77    2,017,594.63    69,626,605.53
Dec 15, 1999         745,168.41    1,272,426.22    2,017,594.63    68,881,437.12
                 --------------- ---------------  --------------
1999 ACTIVITY      2,901,388.10    5,168,990.42    8,070,378.52    68,881,437.12
                 --------------- ---------------  -------------- ---------------
Mar 15, 2000         758,786.37    1,258,808.26    2,017,594.63    68,122,650.75
Jun 15, 2000         772,653.19    1,244,941.44    2,017,594.63    67,349,997.56
Sep 15, 2000         786,773.42    1,230,821.21    2,017,594.63    66,563,224.14
Dec 15, 2000         801,151.71    1,216,442.92    2,017,594.63    65,762,072.43
                 --------------- ---------------  --------------
2000 ACTIVITY      3,119,364.69    4,951,013.83    8,070,378.52    65,762,072.43
                 --------------- ---------------  -------------- ---------------
Mar 15, 2001         815,792.76    1,201,801.87    2,017,594.63    64,946,279.67
Jun 15, 2001         830,701.37    1,186,893.26    2,017,594.63    64,115,578.30
Sep 15, 2001         845,882.44    1,171,712.19    2,017,594.63    63,269,695.86
Dec 15, 2001         861,340.94    1,156,253.69    2,017,594.63    62,408,354.92
                 --------------- ---------------  --------------
2001 ACTIVITY      3,353,717.51    4,716,661.01    8,070,378.52    62,408,354.92
                 --------------- ---------------  -------------- ---------------
Mar 15, 2002         877,081.94    1,140,512.69    2,017,594.63    61,531,272.98
Jun 15, 2002         893,110.62    1,124,484.01    2,017,594.63    60,638,162.36
Sep 15, 2002         909,432.21    1,108,162.42    2,017,594.63    59,728,730.15
Dec 15, 2002         926,052.09    1,091,542.54    2,017,594.63    58,802,678.06
                 --------------- ---------------  --------------
2002 ACTIVITY      3,605,676.86    4,464,701.66    8,070,378.52    58,802,678.06
                 --------------- ---------------  -------------- ---------------
Mar 15, 2003         942,975.69    1,074,618.94    2,017,594.63    57,859,702.37
Jun 15, 2003         960,208.57    1,057,386.06    2,017,594.63    56,899,493.80
Sep 15, 2003         977,756.38    1,039,838.25    2,017,594.63    55,921,737.42
Dec 15, 2003         995,624.88    1,021,969.75    2,017,594.63    54,926,112.54
                 --------------- ---------------  --------------
2003 ACTIVITY      3,876,565.52    4,193,813.00    8,070,378.52    54,926,112.54
                 --------------- ---------------  -------------- ---------------
Mar 15, 2004       1,013,819.92    1,003,774.71    2,017,594.63    53,912,292.62
Jun 15, 2004       1,032,347.48      985,247.15    2,017,594.63    52,879,945.14
Sep 15, 2004       1,051,213.63      966,381.00    2,017,594.63    51,828,731.51
Dec 15, 2004       1,070,424.56      947,170.07    2,017,594.63    50,758,306.95
                 --------------- ---------------  --------------
2004 ACTIVITY      4,167,805.59    3,902,572.93    8,070,378.52    50,758,306.95
                 --------------- ---------------  -------------- ---------------

          NRG ENERGY CENTER, INC. (D/B/A MINNEAPOLIS ENERGY CENTER)
                 7.31% SENIOR SECURED NOTE DUE JUNE 15, 2013
             PRINCIPAL AND INTEREST PAYMENT AMORTIZATION SCHEDULE

     DATE OF        PRINCIPAL        INTEREST          TOTAL         PRINCIPAL
     PAYMENT         PAYMENT          PAYMENT         PAYMENT         BALANCE
---------------  --------------- ---------------  -------------- ---------------
Mar 15, 2005       1,089,986.57      927,608.06    2,017,594.63    49,668,320.38
Jun 15, 2005       1,109,906.08      907,688.55    2,017,594.63    48,558,414.30
Sep 15, 2005       1,130,189.61      887,405.02    2,017,594.63    47,428,224.69
Dec 15, 2005       1,150,843.82      866,750.81    2,017,594.63    46,277,380.87
                 --------------- ---------------  --------------
2005 ACTIVITY      4,480,926.08    3,589,452.44    8,070,378.52    46,277,380.87
                 --------------- ---------------  -------------- ---------------
Mar 15, 2006       1,171,875.49      845,719.14    2,017,594.63    45,105,505.38
Jun 15, 2006       1,193,291.52      824,303.11    2,017,594.63    43,912,213.86
Sep 15, 2006       1,215,098.92      802,495.71    2,017,594.63    42,697,114.94
Dec 15, 2006       1,237,304.85      780,289.78    2,017,594.63    41,459,810.09
                 --------------- ---------------  --------------
2006 ACTIVITY      4,817,570.78    3,252,807.74    8,070,378.52    41,459,810.09
                 --------------- ---------------  -------------- ---------------
Mar 15, 2007       1,259,916.60      757,678.03    2,017,594.63    40,199,893.49
Jun 15, 2007       1,282,941.58      734,653.05    2,017,594.63    38,916,951.91
Sep 15, 2007       1,306,387.33      711,207.30    2,017,594.63    37,610,564.58
Dec 15, 2007       1,330,261.56      687,333.07    2,017,594.63    36,280,303.02
                 --------------- ---------------  --------------
2007 ACTIVITY      5,179,507.07    2,890,871.45    8,070,378.52    36,280,303.02
                 --------------- ---------------  -------------- ---------------
Mar 15, 2008       1,354,572.09      663,022.54    2,017,594.63    34,925,730.93
Jun 15, 2008       1,379,326.90      638,267.73    2,017,594.63    33,546,404.03
Sep 15, 2008       1,404,534.10      613,060.53    2,017,594.63    32,141,869.93
Dec 15, 2008       1,430,201.96      587,392.67    2,017,594.63    30,711,667.97
                 --------------- ---------------  --------------
2008 ACTIVITY      5,568,635.05    2,501,743.47    8,070,378.52    30,711,667.97
                 --------------- ---------------  -------------- ---------------
Mar 15, 2009       1,456,338.90      561,255.73    2,017,594.63    29,255,329.07
Jun 15, 2009       1,482,953.49      534,641.14    2,017,594.63    27,772,375.58
Sep 15, 2009       1,510,054.47      507,540.16    2,017,594.63    26,262,321.11
Dec 15, 2009       1,537,650.71      479,943.92    2,017,594.63    24,724,670.40
                 --------------- ---------------  --------------
2009 ACTIVITY      5,986,997.57    2,083,380.95    8,070,378.52    24,724,670.40
                 --------------- ---------------  -------------- ---------------
Mar 15, 2010       1,565,751.28      451,843.35    2,017,594.63    23,158,919.12
Jun 15, 2010       1,594,365.38      423,229.25    2,017,594.63    21,564,553.74
Sep 15, 2010       1,623,502.41      394,092.22    2,017,594.63    19,941,051.33
Dec 15, 2010       1,653,171.92      364,422.71    2,017,594.63    18,287,879.41
                 --------------- ---------------  --------------
2010 ACTIVITY      6,436,790.99    1,633,587.53    8,070,378.52    18,287,879.41
                 --------------- ---------------  -------------- ---------------

          NRG ENERGY CENTER, INC. (D/B/A MINNEAPOLIS ENERGY CENTER)
                 7.31% SENIOR SECURED NOTE DUE JUNE 15, 2013
             PRINCIPAL AND INTEREST PAYMENT AMORTIZATION SCHEDULE

     DATE OF        PRINCIPAL        INTEREST          TOTAL          PRINCIPAL
     PAYMENT         PAYMENT          PAYMENT         PAYMENT          BALANCE
---------------  --------------- ---------------  --------------- ---------------
Mar 15, 2011       1,683,383.63       334,211.00     2,017,594.63   16,604,495.78
Jun 15, 2011       1,714,147.47       303,447.16     2,017,594.63   14,890,348.31
Sep 15, 2011       1,745,473.51       272,121.12     2,017,594.63   13,144,874.80
Dec 15, 2011       1,777,372.04       240,222.59     2,017,594.63   11,367,502.76
                 --------------- ---------------  --------------- ---------------
2011 ACTIVITY      6,920,376.65     1,150,001.87     8,070,378.52   11,367,502.76
                 --------------- ---------------  --------------- ---------------
Mar 15, 2012       1,809,853.52       207,741.11     2,017,594.63    9,557,649.24
Jun 15, 2012       1,842,928.59       174,666.04     2,017,594.63    7,714,720.65
Sep 15, 2012       1,876,608.11       140,986.52     2,017,594.63    5,838,112.54
Dec 15, 2012       1,910,903.12       106,691.51     2,017,594.63    3,927,209.42
                 --------------- ---------------  --------------- ---------------
2012 ACTIVITY      7,440,293.34       630,085.18     8,070,378.52    3,927,209.42
                 --------------- ---------------  --------------- ---------------
Mar 15, 2013       1,945,824.88        71,769.75     2,017,594.63    1,981,384.54
Jun 15, 2013       1,981,384.54        36,209.80     2,017,594.34              --
                 --------------- ---------------  --------------- ---------------
2013 ACTIVITY      3,927,209.42       107,979.55     4,035,188.97              --
                 --------------- ---------------  --------------- ---------------
 LOAN TOTAL       84,000,000.00    75,816,392.15   159,816,392.15
                 =============== ===============  ===============

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

[NRG LOGO]

January 20, 1997

TO:  File

FROM: James Evans

SUBJECT: MINNEAPOLIS ENERGY CENTER DEBT REQUIREMENTS

I. Their are 3 binders

   A. Loan Documentation (the actual agreement)

   B. Principal and interest payment calculations and the Wire Transfer Confirmations (items used for quarterly payments)

   C. Financial Statements (items sent independently of the quarterly payments)

II. Payments

   A. Due every March, June, September and December 15th

   B. Open file Excel spreadsheet (e.g. l296pay.xls)

   C. Update all yellow text

   D. Make sure none of the banks have changed

      1. This happens occasionally, their should be a letter from the bank stating the change

   E. Make sure payment calculation ties to the bond amortization schedule

   F. Have thermal accounting manager approve and give Treasury a copy to set up wire transfer

   G. A letter used to be sent to the note holders, but Tom G. stopped this process

   H. File a copy of the payment calculation and the wire confirmations

III.  Financials & Debt Compliance

   A. Quarterly unaudited financials include--due 45 days after each quarter (includes 4th quarter which also is reported with audited financials at a later date)

      1. Send in triplicate

      2. Cover letter signed by an officer of the company (i.e. Val K.)

      3.  Income statement

      4. Balance sheet

         a) Items may be shifted between assets and liabilities as compared to internal reporting (e.g. intercompanys)

      5. Statement of cash flows

      6. Rent limit calculation schedule

      7. Income available for debt service schedule

   B. Year-end Audited financials are due 120 days after year-end

      1. Send in triplicate

      2. Cover letter

      3. Audit letter for financial audit & audited financials & notes to financial statements from auditors

      4. Audit letter for the OCC

      5.  Schedule of active steam and chilled water contracts

      6. The new years financial budget

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